UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 17, 2008

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 750-1771

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement and Resignation of Director and Principal Executive Officer

On March 17, 2008, Mr. James W. Hunt retired and resigned, effective April 1, 2008, from his positions as a member of the board of directors (the “Board”), each committee of the Board of which he was a member and as President, Chief Executive Officer, and Chairman of the Board of Regency GP LLC (the “Company”), which is the general partner of Regency GP LP.  Regency GP LP is the general partner of Regency Energy Partners LP (“Regency”).  The Company expects to enter into a consulting agreement with Mr. Hunt pursuant to which it will pay a consulting fee for the remainder of fiscal 2008 at the rate of his current base salary ($400,000 per annum).  Mr. Hunt owns 60 Class C Units (being 7.58% of the outstanding Class C Units) of Regency GP Acquirer LP (“GP Acquirer”), all of which he will retain.  See the description of the Class C Units under “Compensation Arrangements: Employment Agreement.”

Appointment of Director and Principal Executive Officer

On March 14, 2008, the Board of Directors of the Company appointed, effective April 1, 2008 and subject to execution and delivery of an employment agreement with him, Byron R. Kelley, age 60, as a member of the Board and as the Company’s President, Chief Executive Officer and Chairman of the Board to fill the vacancies in those positions to be created by Mr. Hunt’s retirement.  Mr. Kelley will hold such positions until his successor is duly elected and qualified.  Since 2003, Mr. Kelley has served as senior vice president of Centerpoint Energy Inc. (“Centerpoint”) and president of its Pipelines & Field Services Group.   Centerpoint is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines and field services operations.  While at Centerpoint, Mr. Kelley was responsible for commercial, operational, strategic, regulatory and development matters for a business group consisting of two interstate pipeline companies (8,700 miles of pipe), a gathering and processing company (3,800 miles of pipe) and a remote monitoring, data gathering and communications company.  From 1996 to 2002, Mr. Kelley served as executive vice president and then president of El Paso Energy International, a developer, owner and operator of international energy infrastructure projects.  During this time, he was responsible for decisions related to staffing the key positions necessary to build a complete organization to conduct natural gas pipeline and independent power generation activities on a global basis.  Neither Centerpoint nor El Paso Energy International is affiliated with the Company or Regency.  In 2002, Mr. Kelley retired in order to devote time to his family.  Mr. Kelley is a graduate of Auburn University with a bachelor’s degree in civil engineering.  There is no family relationship between Mr. Kelley and any other officer or any director of the Company.

The Company expects that the Board will appoint Mr. Kelley, effective as of April 1, 2008, as a member of the committees of the Board from which Mr. Hunt has resigned, being the Executive Committee, the Nominating Committee and the Compensation Committee.  There are no other arrangements or understandings between Mr. Kelley and any other persons pursuant to which Mr. Kelley was appointed a director of the Company.  Mr. Kelley has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

Compensation Arrangements; Employment Agreement

On March 17, 2008, Mr. Kelley and the Company entered into an Executive Employment Agreement, to be effective April 1, 2008.  The agreement provides for an initial term of two years, which automatically will be extended for additional one year terms until the Company or Mr. Kelley gives at least one year prior notice of non-renewal; a base salary $475,000, subject to adjustment (but may not be decreased below $475,000) at the discretion of the Board; participation by Mr. Kelley in all incentive, savings, retirement and welfare plans generally available to other executive officers of the Company; 27 paid vacation days each calendar year; the award of 56,300 restricted common units of Regency under the Company’s  Long Term Incentive Plan, 23,150 of which will vest on April 1, 2010, and 23,150 of which will vest on April 1, 2012; and the award of 50,000 restricted common units of Regency under the Company’s Long Term Incentive Plan, 12,500 of which will vest on each of the first four anniversaries of the April 1, 2008, date of grant.  Mr. Kelley also will receive an additional grant of up to 7,500 restricted common units under the Company’s Long Term Incentive Plan based on the value of certain benefits forfeited as a result of his resignation of his employment with Centerpoint, one-half of which units will vest on April 1, 2010, and one half of which will vest on April 1, 2012.

The award agreements pursuant to which the restricted units are granted generally provide that if Mr. Kelley’s employment with the Company is terminated by the Company for any reason (with respect to the 50,000 restricted common units grant, excluding a termination by the Company for cause), upon the death or disability of Mr. Kelley, or by Mr. Kelley for good reason (as defined in the employment agreement), and upon a change of control, all unvested restricted units will become fully vested.  Upon termination by Mr. Kelley of his employment without good reason (as defined), all unvested restricted units will be forfeited.    Mr. Kelley will be entitled to exercise all voting rights with respect to the restricted units and to all distributions on unvested restricted units (unless and until such units are forfeited).

Under the employment agreement, Mr. Kelley also is eligible to participate in the annual bonus plan of the Company for executives, and will have a target bonus equal to his annual base salary; provided that Mr. Kelley will receive a minimum bonus for 2008 of $400,000 and for 2009 of $200,000 regardless of any performance criteria achieved.  The Company’s annual bonus plan is described in Item 11 of Regency’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on February 29, 2008.

The employment agreement provides that Mr. Kelley’s employment will terminate on his death and may terminate on his disability.  In addition, the Company may terminate Mr. Kelley’s employment at any time for “cause” (as defined in the employment agreement) or without cause.  Mr. Kelley may terminate his employment at any time for “good reason” (as defined in the employment agreement) or without good reason. If Mr. Kelley’s employment is terminated for any reason, Mr. Kelley is entitled to his base salary through the date of termination, any unpaid bonus for the calendar year preceding the year in which the termination occurs, any unreimbursed covered business expenses, and the value of any unused accrued vacation for the calendar year in which the termination occurs (the “Accrued Obligations”).  If Mr. Kelley’s employment is terminated by the Company other than for cause or disability or by Mr. Kelley for good reason, the Company also will pay Mr. Kelley, in addition to the Accrued Obligations, a lump sum amount equal to four times his then current annual base salary (or, if the Company elects to waive the non-competition restrictions in the employment agreement described below, two times Mr. Kelley’s then current annual base salary; provided, however, if such termination is within three months preceding or two years after a change of control, the lump sum amount will be four times his annual base salary regardless of whether the non-competition restrictions are waived) and the Company will provide COBRA continuation coverage for Mr. Kelley and his eligible family members for 12 months based on the monthly premium charged to active employees.  If Mr. Kelley’s employment is terminated by the Company by reason of his “disability” (as defined in the employment agreement), the Company will pay to Mr. Kelley or his legal representative, in addition to the Accrued Obligations, until Mr. Kelley reaches age 65 or dies, a monthly payment of an amount equal to the difference between the disability payments paid under the Company’s long term disability plan and 60% of Mr. Kelley’s annual base salary at the time of termination. Mr. Kelley has agreed, for a period of two years following the date of termination of his employment, not to compete with the Company and not to solicit the Company’s customers, suppliers, employees or other of the Company’s business relations.

Mr. Kelley will be awarded 85 Class C Units of GP Acquirer, an indirect subsidiary of General Electric Capital Corporation and the owner of both the Company and Regency GP LP.  The Class C Units are a separate class of securities of GP Acquirer and the award to Mr. Kelley represents 10.73% of the Class C Units then outstanding.  These Class C Units are structured as management incentive equity and the vesting of these units will entitle the holders to participate in quarterly distributions or incentive distributions by the Partnership received by GP Acquirer attributable to the interests in Regency GP LP, our general partner, owned by GP Acquirer.  The Class C Units, as a whole, will participate in those distributions received by GP Acquirer based on the level of distributable cash per unit produced by the Partnership (without regard to incentive distribution rights) as follows:  at the annual level of less than $2.50 per unit, no participation; $2.50 - $2.74, two percent of the distributions received; $2.75 - $2.99, five percent of the distributions received; and $3.00 or more, ten percent of the distributions received.  The Class C Units vest at the time a level of participation is achieved and vest at that level (until another level is achieved).  If Mr. Kelley’s employment with the Company is terminated for any reason, including death or disability, any unvested Class C Units will be forfeited to GP Acquirer and will be available for reissuance.  The Class C Units are not yet entitled to any distributions.

Item 8.01 Other Events.

On March 19, 2008, Regency issued a press release relating announcing the appointment of Mr. Kelley as President, Chief Executive Officer and Chairman of the Company, and the resignation and retirement of James W. Hunt from those positions, effective April 1, 2008.  A copy of such press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner
By:/s/ William E. Joor III
William E. Joor III Executive Vice President, Chief Legal and Administrative Officer and Secretary

Date: March 19, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 19, 2008.